UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

November 29, 2016

LEXMARK INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14050	06-1308215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lexmark Centre Drive

740 West New Circle Road

Lexington, Kentucky 40550

(Address of principal executive offices) (zip code)

(859) 232-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2016, pursuant to the terms of the Agreement and Plan of Merger dated as of April 19, 2016 (the “Merger Agreement”), by and among Ninestar Holdings Company Limited, a Cayman Islands exempted limited liability company (“Holdings”), Ninestar Group Company Limited, a Cayman Islands exempted limited liability company and a wholly owned subsidiary of Holdings (“Parent”), Ninestar Lexmark Company Limited, a Delaware corporation and an indirectly wholly owned subsidiary of Parent (“Merger Sub”), Lexmark International, Inc. (the “Company”) and (solely for purposes of Article 4, Section 5.12, Section 5.16, Section 7.2 and Article 8 of the Merger Agreement) Apex Technology Co., Ltd., a company organized under the laws of the People’s Republic of China, Merger Sub was merged with and into the Company, with the Company being the surviving corporation (the “Merger”).

Effective as of the effective time of the Merger (“Effective Time”), each of Paul A. Rooke, Jared L. Cohon, J. Edward Coleman, W. Roy Dunbar, William R. Fields, Ralph E. Gomory, Stephen R. Hardis, Sandra L. Helton, Robert Holland, Jr., Michael J. Maples, Jean-Paul L. Montupet and Kathi P. Seifert ceased to be directors of the Company and members of any committee of the Company’s Board of Directors. Also effective as of the Effective Time, each of Mickey Kantor, Shankar Sastry, Steven Chu, Katherine Chao and Phil Cassou became members of the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.

Date: November 29, 2016	By:	/s/ Robert J. Patton
Robert J. Patton Vice President, General Counsel and Secretary